Power of Attorney

	1.	Designation of Attorneys-in-Fact.  The
undersigned, hereby designates each of Richard B. Dodd and Matthew S. Topham, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

	2.	Powers of Attorney-in-Fact.  Each attorney-
in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission
("SEC") reports, forms and other filings, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the SEC.

	3.	Effectiveness.  This power of attorney shall
become effective upon the execution of this document.

	4.	Duration.  This power of attorney shall
remain in effect until revoked by me. This power of attorney shall not be affected by disability of the principal.

	5.	Revocation.  This power of attorney may be
revoked in writing at any time by my giving written notice to the attorney-in-fact. If this power of attorney has been recorded, the written notice of revocation shall also be recorded.

	Date:  _2/23/04___, 2004.

	__John Patrick Hopkins____
	John Patrick Hopkins

STATE OF WASHINGTON	)
COUNTY OF PIERCE		)

SIGNED OR ATTESTED before me on _2/23/04 by John Patrick Hopkins.

		___Blair L. Anderson_______
		Signature of Notary Public

		_____Blair L. Anderson__________
(SEAL)	Typed Name of Notary Public
		Residing at:__4030 S. D St., Tacoma_____
		My commission expires__5/11/05___